Exhibit 99.1

Discount Coupons Corp Acquires HalfPriceSanDiego.com

CLEARWATER, FL / ACCESSWIRE / July 15, 2014 / Discount Coupons Corporation (the "Company") (OTC Pink: DCOU) continues to execute its business plan to acquire companies in the daily deal industry. On July 7th, 2014 the Company entered into a contract to acquire the operational assets of Half Price San Diego, LLC, ("http://halfpricesandiego.com"), a daily deal site that was first to enter the deal space with its focus on merchants and clients in the San Diego, California market.

Half Price San Diego focuses on unique deals tailored to local businesses in the San Diego area and is a well-known solution for businesses to promote their products and services. Half Price San Diego gives local San Diego residents access to big savings on things to do, eat, and see in the San Diego area.

Pat Martin, Discount Coupon's CEO, stated, "We are very excited about purchasing another Southern California property that matches up well with our Cloops, http://www.cloops.com acquisition and our Valley Best Deals website acquisitions. With other properties that we are contemplating acquiring in Southern California, we believe that the cost of doing business will continue to decrease as our sales increase."

Mark Dobbins, owner of Half Price San Diego added, "We were inspired by the Company's plan to become a global Daily Deal leader through the acquisition of strong Daily Deal brands and are excited to expand the Half Price San Diego brand and business with this acquisition. My team and I are also very pleased that we will be able to provide more offerings to both our subscribers and merchants because of the additional support and services that Discount Coupons brings to the table. We will continue to expand and grow to more areas as more acquisitions and members are added."

ABOUT DISCOUNT COUPONS CORP:

Discount Coupons Corp, an Internet marketing and technology company, operates in two segments, daily deal site management and full-service digital marketing agency services. The daily deal segment operates daily deal websites that sell discounted vouchers to consumers. Daily deal websites benefit both businesses and consumers. Businesses are provided a Cost Per Acquisition (CPA) type marketing opportunity where they pay a set fee per voucher sold. Consumers purchase discounted vouchers, typically at 50% off retail pricing, which are then redeemed at either a website or a local business. The daily deal segment intends on growing through the acquisition of established daily deal websites. The daily deal segment operates DiscountCoupons.com and other similar properties. DiscountCoupons.com has been in operation since 1997. The agency segment provides businesses with a full range of digital and traditional marketing services including, branding, interactive, advertising, business development, public relations, market research, analytics, photography and creative strategies. Managed interactive marketing channels include social media, search engine optimization, website concepts and development, graphic design, email marketing, social media marketing and search engine marketing. Discount Coupons Corp is headquartered in Clearwater, Florida.

Forward Looking Statements

Statements made in this press release that express the Company or management's intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company's actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company's Form S-1, which may be reviewed at www.sec.gov. In addition, you should review the Company's periodic reports also that are available at www.sec.gov. The Company cannot guarantee future financial results, levels of activity, performance or achievements and investors should not place undue reliance on the Company's forward-looking statements. No information contained in this press release should be construed as an indication of the Company's future revenues, future financial performance or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Pat Martin

919-610-4400

SOURCE: Discount Coupons Corporation

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